Exhibit 99.1
Released on April 17, 2009, at 11:30am by PR Newswire
FOR IMMEDIATE RELEASE

Contact:	Martha Fleming, Steve Brolly
Fidelity Southern Corporation
(404) 240-1504
FIDELITY SOUTHERN CORPORATION
DECLARES SECOND QUARTER STOCK DIVIDEND
     Atlanta, GA (April 17, 2009) — Fidelity Southern Corporation (NASDAQ: LION) announced that the Board of Directors has approved the distribution on May 12, 2009, of the regular quarterly dividend to be paid in shares of common stock. The Corporation will distribute one new share for every 200 shares held on the record date of May 1, 2009.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.